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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2004

                     INDUSTRIES INTERNATIONAL, INCORPORATED
               (Exact name of Registrant as specified in charter)


            Nevada                   000-32053                87-0522115
(State or other jurisdiction  (Commission File Number) (IRS Employer
      of incorporation)                                Identification Number)

                     4/F Wondial Building, Keji South 6 Road
                Shenzhen High-Tech Industrial Park, Shennan Road
                                 Shenzhen, China
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  011-86-755-26520839

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Item 5.  Other Events and Regulation FD Disclosure

         On February 25, 2004, Industries International, Incorporated (the "Company") completed a private equity financing pursuant to which it raised gross proceeds of $5,800,000. The financing was arranged by HPC Capital Management Corporation, an investment banking firm. The transaction was a unit offering pursuant to which the Company sold a total of 2,521,745 shares of common stock together with warrants to purchase an additional 756,530 shares of common stock. The price per unit was $2.30 and the warrant exercise price is $2.70 per share. Eleven investors participated in the transaction.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIES INTERNATIONAL, INCORPORATED


/s/ Kit Tsui
---------------------------
Chief Executive Officer

Dated:  February 27, 2004